Exhibit 4.1

                                                               Execution Version








                SHARE PURCHASE AND REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG


                             THE MARCUS CORPORATION,


                 the Ben and Celia Marcus 1992 REVOCABLE Trust,


            LORD ABBETT RESEARCH FUND, INC. - SMALL-CAP VALUE SERIES,


         LORD ABBETT SECURITIES TRUST - LORD ABBETT MICRO-CAP VALUE FUND


                                       and


            LORD ABBETT SECURITIES TRUST - LORD ABBETT ALL VALUE FUND



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                                TABLE OF CONTENTS


Article I      Agreement to Sell and Purchase Shares.........................  2

Article II     Representations and Warranties................................  3

Article III    Shelf Registration............................................  6

Article IV     Obligations of the Company....................................  8

Article V      Further Cooperation; Confidentiality..........................  8

Article VI     Indemnification in Connection with Resale Shelf
                Registration Statements and This Agreement...................  9

Article VII    Additional Matters............................................ 11



Exhibits
--------

Exhibit A      Purchaser Information; Trust Account



Appendix
--------

Appendix I     Questionnaire

Appendix II    Purchaser's Certificate of Subsequent Sale



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     THIS SHARE PURCHASE AND REGISTRATION RIGHTS AGREEMENT is dated as of July
16, 2001 ("Agreement") by and between THE MARCUS CORPORATION, a Wisconsin corporation ("Company"), THE BEN AND CELIA MARCUS 1992 REVOCABLE TRUST ("Trust"), and the parties set forth on Exhibit A (each a "Purchaser" and together the "Purchasers").

                              W I T N E S S E T H :

     A. WHEREAS, the Trust desires to sell to Purchasers and Purchasers desire to buy from the Trust a total of 1,750,000 shares ("Shares") of the Company's common stock, $1.00 par value ("Company Common Stock"), pursuant to the terms and conditions hereinafter set forth.

     B. WHEREAS, the Company believes that the sale of the Shares to the Purchasers is in the best interest of the Company and its shareholders because
(i) if the Shares were sold by the Trust in the secondary trading market instead of pursuant to this Agreement, such sales would likely have a significant adverse impact on the market price of the Company Common Stock and (ii) the sale of the Shares to the Purchasers pursuant to this Agreement will increase the percentage of Company Common Stock held by long-term institutional holders.

     C. WHEREAS, to facilitate the Purchasers' purchase of the Shares from the Trust pursuant to this Agreement, and, in light of the benefits to be realized to the Company as a result of such transaction as described in Recital B, the Company desires to allow the Purchasers certain rights to publicly resell the Shares pursuant to a shelf registration statement which shall be filed by the Company with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Act")within thirty (30) days after the date of this Agreement pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein made and mutual benefits to be derived from this Agreement, it is hereby agreed as follows:

               ARTICLE I  AGREEMENT TO SELL AND PURCHASE SHARES.

     Section 1.1. Subject to the terms and conditions of this Agreement, each Purchaser is hereby purchasing and accepting from the Trust, and the Trust is hereby selling, assigning, transferring and delivering to each Purchaser that number of Shares set forth opposite each Purchaser's name on Exhibit A attached hereto.

     Section 1.2. The Trust is hereby delivering, or causing to be delivered to the Purchasers, certificates representing the Shares set forth opposite each Purchaser's name on Exhibit A. Delivery of the certificates representing the Shares shall be made to the accounts designated by the Purchasers on Exhibit A through the facilities of the Depository Trust Company.

     Section 1.3. The cash purchase price of each Share shall be ten dollars and seventy-five cents ($10.75) and the aggregate cash purchase price for all of the Shares shall be eighteen million eight hundred twelve thousand and five hundred dollars ($18,812,500.00) (the "Aggregate Purchase Price"). The Purchasers are hereby delivering, or causing to be delivered,



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the Aggregate Purchase Price by wire transfer of immediately available funds to the account designated by the Trust on Exhibit A.

                  ARTICLE II  REPRESENTATIONS AND WARRANTIES.

     Section 2.1. Representations and Warranties of the Trust. The Trust hereby represents and warrants to the Purchasers and the Company as follows:

     (a) The Trust has full power, legal right, capacity and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.

     (b) The Trust has, and each Purchaser is receiving, good and marketable title to the Shares being sold to such Purchaser hereunder, free and clear of all liens, including, without limitation, voting trusts or agreements, proxies, marital or community property interests.

     (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and the fulfillment of the terms of this Agreement have been duly authorized by all necessary action by and on behalf of the Trust and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Trust Agreement of the Trust or any applicable Wisconsin or federal statute, law, rule, regulation, ordinance, decision, directive or order.

     (d) This Agreement has been duly executed and delivered by the Trust and constitutes a valid and binding obligation of the Trust, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as such enforcement is subject to general principles of equity.

     Section 2.2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers and to the Trust as follows:

     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin. The Company has full power, legal right, capacity and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.



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     (b) As of their respective dates, the (i) Form 10-K Annual Report filed by
Company for the fiscal year ended May 25, 2000, (ii) Company's 2000 Annual Report to Shareholders, (iii) Company's Proxy Statement for its 2000 annual meeting of shareholders, (iv) the Form 10-Q Quarterly Reports filed by Company on October 6, 2000, January 8, 2001 and April 9, 2001, and (v) as to (ii) below, the Confidential Information Memorandum dated as of May 2001 (the "Confidential Information Memorandum"):

          (i) complied in all material respects with the provisions of the Securities Exchange Act of 1934 (as amended) and the Commission's rules and regulations promulgated thereunder; and

          (ii) did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading in any material respect (provided, however, that the Company makes no representations or warranties as to the financial forecasts for the Company or the Baird Research Model contained in the Confidential Information Memorandum other than that such forecasts and such Model were based on reasonable and good faith estimates and assumptions).

     (c) Since February 22, 2001, or as otherwise specifically disclosed by the Company to representatives of the Purchasers on their telephone conference call held on July 3, 2001 or to the public generally by press release, there has not been any change in the assets, liabilities, financial condition, capitalization or operating results of the Company from that reflected in the documents listed in Section 2.2(b) above, except changes that have not been and are not reasonably likely to be materially adverse to the Company.

     (d) The Company's transfer agent has received 282,125 shares of the Company's Common Stock and 1,467,875 shares of the Company's Class B Common Stock from the Trust and, according to the Company's articles of incorporation, the shares of the Company's Class B Common Stock will automatically be converted into Company Common Stock when sold to the Purchasers hereunder. The 1,750,000 Shares to be transferred to the Purchasers pursuant to the terms of this Agreement, were duly authorized and validly issued by the Company and are included for listing by the Company on the New York Stock Exchange.

     (e) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated in this Agreement by the Company and the fulfillment of the terms of this Agreement by the Company have been duly authorized by the Company by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject; and will not result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.



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     (f) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as such enforcement is subject to general principles of equity.

     (g) Except as set forth in this Agreement, the Company has not granted any registration rights to any person or entity.

     Section 2.3. Representations and Warranties of Purchasers. Purchasers hereby represent and warrant to the Company and the Trust as follows:

     (a) Purchasers are knowledgeable, sophisticated and experienced in making, and are qualified to make, decisions with respect to investments in equity securities representing an investment decision like that involved in the purchase of the Shares, and have requested, received, reviewed and considered all information they deem relevant in making a fully informed investment decision to purchase the Shares.

     (b) Purchasers are acquiring the Shares in the ordinary course of their business and for their own account for investment only, and have no (i) present intention of distributing any of the Shares or (ii) any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(a)(11) of the Act, other than as contemplated by this Agreement.

     (c) Purchasers will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), the Act and the Commission's rules and regulations promulgated thereunder ("Rules and Regulations") and, if sold pursuant to the Resale Shelf Registration Statement (as defined below), in compliance with a method of distribution described therein.

     (d) Purchasers have completed or caused to be completed the Questionnaire, attached to this Agreement as Appendix I and the information contained in the Questionnaire is true and correct as of the date of this Agreement and will be true and correct as of the effective date under the Act with the Commission of the Resale Shelf Registration Statement; provided, however, that Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date under the Act of such Resale Shelf Registration Statement.

     (e) Purchasers have, in connection with their decisions to purchase the Shares, relied solely upon documents filed by the Company with the Commission, the Confidential Information Memorandum, the information specifically disclosed by the Company to representatives of the Purchasers on their telephone conference call held on July 3, 2001 and the representations and warranties of the Trust and the Company contained in this Agreement.

     (f) Purchasers are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.



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     (g) Purchasers have full power, legal right, capacity and authority to enter into, execute and deliver this Agreement and to carry out the transactions contemplated hereby.

     (h) Purchasers do not currently own any shares of the Company Common Stock and, other than this Agreement, they have not entered into any agreement (whether preliminary or definitive) to purchase any Company Common Stock.

     (i) The execution, delivery and performance of this Agreement by the Purchasers and the consummation of the transactions contemplated in this Agreement by the Purchasers and the fulfillment of the terms of this Agreement by the Purchasers have been duly authorized by all necessary corporate action by the Purchasers and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchasers pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Purchasers are a party or by which they may be bound, or to which any of the property or assets of the Purchasers are subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Purchasers or any applicable statute, law, rule, regulation, ordinance, decision, directive or order.

     (j) This Agreement has been duly executed and delivered by Purchasers and constitutes a valid and binding obligation of the Purchasers, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as such enforcement is subject to general principles of equity.

                        ARTICLE III   SHELF REGISTRATION.

     Section 3.1. The Company shall, within thirty (30) days from the date of this Agreement, file with the Commission (and all applicable state securities authorities) under Rule 415 of the Act a Form S-3 resale shelf Registration Statement covering the Purchasers' resale of the Shares pursuant to the methods of distribution set forth therein ("Resale Shelf Registration Statement"). For purposes of the registration rights set forth in Article III of this Agreement, the term "Shares" shall include the Shares and any securities (as that term is defined in Section 2(a)(1) of the Act) issuable or issued or distributed in respect of the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation and otherwise.

     Section 3.2. Subject to Section 3.4, the Company shall use its commercially reasonably best efforts to:

     (a) have the Resale Shelf Registration Statement declared effective under the Act by the Commission (and under applicable state securities laws by all applicable state securities authorities) within ninety (90) days of the date of this Agreement; and

     (b) keep the Resale Shelf Registration Statement continuously effective until the earlier of (i) the second anniversary of the date of this Agreement or
(ii) the date that all of the Shares have been sold.



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     Section 3.3. The Company may include, from time to time or at any time, as part of the Resale Shelf Registration Statement, additional shares of Company Common Stock proposed to be sold by the Company and/or other holders of Company Common Stock (or its equivalent or securities convertible thereinto); provided, however, that the rights of the Company and/or such other holders of Company Common Stock (or its equivalent or securities convertible thereinto) to include Company Common Stock (or its equivalent or securities convertible thereinto) under such Resale Shelf Registration Statement shall be subordinate in all respects to the prior rights of the Purchasers to include their Shares thereunder if a conflict of interests thereunder shall occur among such parties.

     Section 3.4. The Company shall be entitled, in its reasonable judgment, from time to time or at any time, to suspend resales under the Resale Shelf Registration Statement for up to forty-five (45) days at a time if (i) events or circumstances at or affecting the Company would make the Resale Shelf Registration Statement inaccurate or misleading in any material respect and (ii) it would, in the reasonable judgment of the Company, be imprudent for the Company to amend the Resale Shelf Registration Statement at that time; provided, however, that in computing the period for which the Company is required to maintain effectiveness of such Resale Shelf Registration Statement, the period of any such suspension shall not be included; and provided further that the Company shall not suspend resales under the Resale Shelf Registration Statement for more than ninety (90) days during any calendar year. The Company shall give prompt written notice to the Purchasers of each such suspension and shall likewise give prompt written notice to the Purchasers of termination of each suspension. The Purchasers hereby agree that they will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Purchaser receives written notice of the suspension period from the Company and ending at the earliest to occur of the following: (i) the time that the Purchaser receives written notice from the Company that the Purchaser may thereafter effect sales pursuant to said prospectus; or (ii) the completion of the applicable suspension period.

     Section 3.5. The Purchasers hereby covenant with the Company not to make any sale of the Shares without satisfying the requirements of the Exchange Act, the Act and the Rules and Regulations, including, in the event of any resale under the Resale Shelf Registration Statement, the methods of resale set forth in the Resale Shelf Registration Statement and the prospectus delivery requirements under the Act.

     Section 3.6. The Purchasers acknowledge and agree that the Shares are not transferable on the books of the Company pursuant to a resale under the Resale Shelf Registration Statement unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate:

     (a) in the form of Appendix II to this Agreement;

     (b) executed by an officer of, or other authorized person designated by, the applicable Purchaser; and

     (c) to the effect that (i) the Shares have been sold in accordance with the Resale Shelf Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.



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     Section 3.7. The Company and the Trust, in such proportion as they shall mutually agree, shall pay all costs and expenses incurred in connection with any such Resale Shelf Registration Statement (including, without limitation, all legal and accounting fees and expenses incurred by the Company, and all printing costs and filing fees incurred in connection with such registration). Except as set forth in Section 7.1, the Purchasers shall pay (i) the expenses of any attorneys, accountants or other advisors or professionals which they engage in connection with the sale of Shares pursuant to the Resale Shelf Registration Statement and (ii) all brokerage commissions, fees, discounts and transfer taxes, if any, associated with the Shares being sold by the Purchasers pursuant to the Resale Shelf Registration Statement.

                    ARTICLE IV   OBLIGATIONS OF THE COMPANY

     Section 4.1. Whenever required under Article III hereof to effect the registration of the Shares, the Company shall as expeditiously as possible:

     (a) prepare and file with the Commission such amendments and supplements to the Resale Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all Shares covered by such Resale Shelf Registration Statement and to keep it effective until the earlier of the dates specified in Section 3.2(b) hereof;

     (b) subject to Section 3.4 hereof, prepare and promptly file with the Commission and promptly notify the Purchasers of the filing of, such amendment or supplement to the Resale Shelf Registration Statement and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event has occurred the result of which is that any such prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

     (c) advise Purchasers promptly after the Company shall have received notice or obtained knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation of any proceeding for that purpose and promptly use its commercially reasonable best efforts to prevent the issuance or obtain the withdrawal of any stop order;

     (d) furnish to Purchasers such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Act and such other publicly available documents with respect to the Company as Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchasers; and

     (e) use its best efforts to register and qualify the Shares covered by the Resale Shelf Registration Statement under such other securities and blue sky laws in such states reasonably requested by the Purchasers.

               ARTICLE V   FURTHER COOPERATION; CONFIDENTIALITY.

     Section 5.1. By execution of this Agreement, Purchasers hereby agree that, prior to the second anniversary of the date of this Agreement, they will not offer, sell or otherwise dispose of



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any Shares, in the open market or otherwise, during any period when they have knowledge that a Company registration statement is pending relating to a public offering or distribution of Company Common Stock (other than as allowed under this Agreement or other than if the proposed registration (i) is not to be made on Commission Forms S-1, S-2 or S-3 (or any successor or similar forms); or (ii) is primarily (A) a registration of securities other than Company Common Stock or other equity securities of the Company; (B) a registration of a stock option, incentive compensation, profit sharing, dividend reinvestment, employee stock purchase or other employee benefit plan or of securities issued or issuable pursuant to any such plan; or (C) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger, share exchange, consolidation or other business acquisition or combination involving another corporation or entity (the types of registrations and registration statements described in clauses (i) and (ii) are herein called the "Excluded Registrations")) but only so long as such Company registration statement has not been filed with the Commission or otherwise publicly disclosed.

     Section 5.2. In connection with the Resale Shelf Registration Statement, the Purchasers shall furnish or cause to be furnished such information with respect thereto, and render such cooperation, to the Company and any broker-dealer as the Company or any such broker-dealer may reasonably request.

     Section 5.3. Upon receiving any notice hereunder respecting any pending registration statement of the Company relating to a public offering or distribution of Company Common Stock (other than an Excluded Registration), the Purchasers shall, as long as such information is not otherwise publicly disclosed, strictly maintain the confidentiality of such pending registration statement, shall make no public disclosures or comments with respect thereto and shall not trade in the Company's Common Stock.

                ARTICLE VI   INDEMNIFICATION IN CONNECTION WITH
            RESALE SHELF REGISTRATION STATEMENTS AND THIS AGREEMENT.

     Section 6.1. The Company hereby agrees to indemnify and hold harmless each Purchaser and each other person if any, who controls a Purchaser within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified party for any reasonable legal or any other reasonable expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Resale Shelf Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a Purchaser specifically for use in the preparation thereof. Notwithstanding the



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foregoing provisions of this Section 6.1, the Company will not be liable to a
Purchaser or other indemnified party under the indemnity agreement in this
Section 6.1 for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such party's (i) failure to send or give a copy of the final prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Shares to such persons if such statement or omission was corrected in such final prospectus and the Company has previously furnished copies thereof in accordance with this Agreement prior to the time such prospectus was required to be delivered or (ii) sale of any Shares during any period of suspension pursuant to Section 3.4 of this Agreement, provided that proper notice of such suspension was provided by the Company.

     Section 6.2. Each of the Purchasers, jointly and severally, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1 hereof) the Trust, the trustees of the Trust, the Company, each director of the Company, each officer of the Company signing the registration statement and each other person if any, who controls the Company within the meaning of the Act, with respect to any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such statement or alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in the preparation of the Resale Shelf Registration Statement, preliminary prospectus, final prospectus, summary prospectus contained therein, or any, amendment or supplement thereto.

     Section 6.3. If for any reason the foregoing indemnification is unavailable or insufficient to hold any indemnified party harmless, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received or receivable by the indemnifying party, on the one hand, and such indemnified party, on the other hand, but also the relative fault of the indemnifying party and any indemnified party, as well as any other relevant equitable considerations.

     Section 6.4. The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 6.3 hereof were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 6.3 hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6.1 or 6.2 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Section 6.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 6.6. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not



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relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Article VI (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     Section 6.7. Each of the parties hereto hereby agrees to indemnify and hold harmless each other party hereto against any losses, claims, damages or liabilities, joint or several, to which such other party may become subject, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by such indemnifying party in this Agreement. For purposes of this Section 6.7, the procedural provisions of Sections 6.3, 6.4, 6.5 and 6.6 shall apply.

                       ARTICLE VII   ADDITIONAL MATTERS.

     Section 7.1. Upon written request by the Purchasers, the Trust shall reimburse the Purchasers for up to a total of $15,000 of direct, documented, out-of-pocket expenses incurred by the Purchasers in the negotiation and preparation of this Agreement and the Resale Shelf Registration Statement. The Company and the Trust, in such proportion as they shall mutually agree, shall pay all costs and expenses incurred by the Company in connection with the preparation of this Agreement and the Resale Shelf Registration Statement. Except as otherwise stated in this Agreement, each party shall bear its own costs in connection with this Agreement, the Resale Shelf Registration Statement and the transactions contemplated by this Agreement.

     Section 7.2. This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York applicable to contracts made and performed in New York, regardless of the fact that individuals who are a party hereto may be or become a resident of a state or jurisdiction other than New York.

     Section 7.3. Company, Purchasers and the Trust hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement shall be commenced and prosecuted exclusively and in its entirety in the Federal District Court in the Northern District of Illinois in Chicago, Illinois, each party hereby submitting to the personal jurisdiction thereof, and the parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided herein shall be deemed properly served and accepted for all purposes. THE TRUST, COMPANY AND PURCHASERS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     Section 7.4. The Trust has retained Robert W. Baird & Co. Incorporated ("Baird") as its agent with respect to the sale of the Shares to the Purchasers hereunder. The parties recognize the Trust's retention of Baird as its sole broker, agent or finder with respect to this transaction, the payment of fees to whom shall be the sole responsibility of the Trust.

     Section 7.5. Except as otherwise provided in this Agreement, all notices, requests, demands and other communications hereunder shall be deemed to be duly given and received upon personal delivery to the party to be notified with reasonable evidence of such delivery; when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; five (5) days after having been sent by registered or certified mail, with postage prepaid; or one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

     (a) If to the Company: to The Marcus Corporation, 250 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Thomas F. Kissinger, Esq. (with a copy to: Steven R. Barth, Esq., Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202).

     (b) If to a Purchaser: to the addresses indicated on Exhibit A.

     (c) If to the Trust: to The Marcus Corporation, 250 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Stephen H. Marcus (with a copy to J. Gardner Govan, Esq., Godfrey & Kahn, 780 North Water Street, Milwaukee, Wisconsin, 53202).

     (d) Any person entitled to receive notice hereunder may change his address at which notice is to be received or designate another person to receive notice by giving notice to all other parties and persons entitled to receive notice in the manner provided in this Section.

     Section 7.6. This Agreement embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings between the parties, including (but not limited to) the letter of intent executed by the Purchasers and the Trust as of or about June 26, 2001.

     Section 7.7. If any provision contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.

     Section 7.8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. Executed signature pages may be removed from counterpart agreements and attached to one or more fully executed copies of this Agreement. Signature pages hereto may be validly and effectively executed by facsimile.

     Section 7.9. This Agreement may be assigned by the Purchasers (or any of them) with the written consent of the Company, which shall not be unreasonably withheld or delayed. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, and any successor and assign of a Purchaser, the Company or the Trust.

     Section 7.10. All nouns, pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     Section 7.11. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THE BEN AND CELIA MARCUS 1992             THE MARCUS CORPORATION
 REVOCABLE TRUST ("Trust")                ("Company")


By:  /s/ Stephen H. Marcus                By:  /s/ Thomas F. Kissinger
   ---------------------------------         ---------------------------------
     Stephen H. Marcus,                        Thomas F. Kissinger,
     Trustee                                   General Counsel and Secretary


By:  /s/ Diane Marcus Gershowitz
   ---------------------------------
     Diane Marcus Gershowitz,
     Trustee

LORD ABBETT RESEARCH FUND, INC. -         LORD ABBETT SECURITIES TRUST - LORD
SMALL-CAP VALUE SERIES                    ABBETT MICRO-CAP VALUE FUND
(a "Purchaser")                           (a "Purchaser")

By:  /s/ Paul A. Hilstad                  By:  /s/ Paul A. Hilstad
   ---------------------------------         ---------------------------------
     Name: Paul A. Hilstad                     Name: Paul A. Hilstad
     Title: Vice President and                 Title: Vice President and
            Secretary                                 Secretary

LORD ABBETT SECURITIES TRUST -
LORD ABBETT ALL VALUE FUND
(a  Purchaser")


By:  /s/ Paul A. Hilstad
   ---------------------------------
     Name: Paul A. Hilstad
     Title: Vice President and
      Secretary

                                                       Exhibit A
                                                   to Share Purchase
                                           and Registration Rights Agreement



PURCHASER INFORMATION

------------------------  ------------------  -----------------------------  -----------  ---------------------------

                                                Additional Address for        Number of     Account Information
          Purchaser             Address          Notification Purposes         Shares     (for Transfer of Shares)
------------------------  ------------------  -----------------------------  -----------  ---------------------------
Lord Abbett Research      90 Hudson Street    Wilmer, Cutler & Pickering      1,366,500   Bank of New York, DTC 901
Fund, Inc. - Small-Cap    Jersey City, NJ     2445 M. Street, N.W.                        Account number: 007651
Value Series              07302-3973          Washington, D.C.  20037-1420                Attn: Luann Roselle
                                              Attn: Meredith Cross
------------------------  ------------------  -----------------------------  -----------  ---------------------------
Lord Abbett Securities    90 Hudson Street    Wilmer, Cutler & Pickering        372,000   Bank of New York, DTC 901
Trust - Lord Abbett       Jersey City, NJ     2445 M. Street, N.W.                        Account number: 007616
All Value Fund            07302-3973          Washington, D.C.  20037-1420                Attn: Luann Roselle
                                              Attn: Meredith Cross
------------------------  ------------------  -----------------------------  -----------  ---------------------------
Lord Abbett Securities    90 Hudson Street    Wilmer, Cutler & Pickering         11,500   Bank of New York, DTC 901
Trust - Lord Abbett       Jersey City, NJ     2445 M. Street, N.W.                        Account number: 218258
Micro-Cap Value Fund      07302-3973          Washington, D.C.  20037-1420                Attn: Luann Roselle
                                              Attn: Meredith Cross
------------------------  ------------------  -----------------------------  -----------  ---------------------------
     TOTAL                                                                    1,750,000
------------------------  ------------------  -----------------------------  -----------  ---------------------------


TRUST WIRE INSTRUCTIONS
The wiring instructions are as follows:

     Bank One
     111 East Wisconsin Ave.
     Milwaukee, Wisconsin

     The Ben and Celia Marcus 1992 Revocable Trust
     ABA#:    075000019
     Checking Account #:632962387

                                   Appendix I
                                to Share Purchase
                        and Registration Rights Agreement


                                  QUESTIONNAIRE


The Marcus Corporation,
250 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Thomas F. Kissinger, Esq.

Gentlemen:

     Pursuant to the certain Share Purchase and Registration Rights Agreement, dated as of July 16, 2001 ("Agreement") by and between, among others, The Marcus Corporation ("Company") and the undersigned, the undersigned hereby furnishes the following information:

1. The name, exactly as it should appear in the Resale Shelf Registration Statement is _____________________________.

2. The exact name that the Shares purchased pursuant to the Agreement are to be registered in is _______________________________.

3. The mailing address of the registered holder listed in response to above is:

     _______________________________
     _______________________________
     _______________________________
     _______________________________

4.   The Tax Identification Number of the registered holder listed above is
     _____________________.

                                     Very truly yours,

                                     Official Name of Purchaser:________________


                                     By:________________________________________
                                         Name:__________________________________
                                         Title:_________________________________
                                         Business Address:______________________
                                         Business Phone:________________________
                                         E-mail Address:________________________
                                         Facsimile Number:______________________
                                         Date:__________________________________

cc:  Steven R. Barth
     Foley & Lardner
     777 East Wisconsin Avenue
     Milwaukee, Wisconsin  53202

                                   Appendix II
                                to Share Purchase
                        and Registration Rights Agreement


                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE


CERTIFIED MAIL
RETURN RECEIPT REQUESTED

The Marcus Corporation,
250 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Thomas F. Kissinger, Esq.

Gentlemen:

     Pursuant to Section 3.6 of that certain Share Purchase and Registration Rights Agreement, dated as of July 16, 2001 ("Agreement") by and between, among others, The Marcus Corporation ("Company") and the undersigned, the undersigned hereby certifies that on _____, 200_, it sold ______ shares of the Company's Common Stock in accordance with the Resale Shelf Registration Statement. The undersigned further certifies that the prospectus delivery requirements under the Securities Act of 1933 have been satisfied.


                                     Very truly yours,

                                     Official Name of Purchaser:________________

                                     By:________________________________________
                                         Name:__________________________________
                                         Title:_________________________________
                                         Business Address:______________________
                                         Business Phone:________________________
                                         E-mail Address:________________________
                                         Facsimile Number:______________________
                                         Date:__________________________________

cc:  Steven R. Barth
     Foley & Lardner
     777 East Wisconsin Avenue
     Milwaukee, Wisconsin  53202